As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 333-144806

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WuXi PharmaTech (Cayman) Inc.

(Exact name of Registrant as specified in its charter)

CAYMAN ISLANDS	2834	NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131

People’s Republic of China

(86-21) 5046-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney, Esq. O’Melveny & Myers LLP 37th Floor, Plaza 66 1266 Nanjing Road West Shanghai 200040, P.R.C. 86-21-2307-7007	Jon L Christianson, Esq. Skadden, Arps, Slate, Meagher & Flom LLP China World Trade Center East Wing Office, Level 4 No. 1 Jianguomenwai Ave. Beijing 100004, P.R.C. 86-10-6505-5511

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)(2)	AMOUNT TO BE REGISTERED(2)(3)	PROPOSED MAXIMUM OFFERING PRICE PER ORDINARY SHARE(3)	AMOUNT OF REGISTRATION FEE(4)
ORDINARY SHARES, PAR VALUE US$0.02 PER SHARE	121,338,608	US$1.625	US$6,054

(1)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed with the Commission on July 25, 2007 (Registration No. 333-144850). Each American depositary share represents eight ordinary shares.
(2)	Includes (a) all ordinary shares represented by American depositary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (b) 15,826,776 ordinary shares represented by 1,978,347 American depositary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. The ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file exhibits 1.1, 5.1, 8.1, 8.2 and 23.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of directors and officers

The registrant’s articles of association provide that, subject to Companies Law (2007 Revision) Cap. 22 (the “Companies Law”), every director or other officer of the registrant shall be indemnified against any liability incurred by him in his capacity as such. However, directors and officers of the registrant are not indemnified against any liability to the registrant or a related company of the registrant arising out of negligence, default, breach of duty or breach of trust with respect to the registrant or a related company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application in which relief is granted to him by the court pursuant to the Companies Law from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

Pursuant to the form of Indemnification Agreement filed as Exhibit 10.3 to this registration statement, the registrant will agree to indemnify its directors and officers, to the extent permitted by Cayman law, against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.

Item 7. Recent sales of unregistered securities

During the past three years, we have issued and sold the securities listed below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S, Regulation D, Rule 701 or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)
ChinaTechs, Inc.	August 9, 2005	155,500,000 Ordinary Shares	Swap of the shares in WXPT
John J. Baldwin	August 9, 2005	14,000,000 Ordinary Shares	Swap of the shares in WXPT
UOB Hermes Asia Technology Fund	August 9, 2005	25,314,550 Ordinary Shares	Par Value
		9,844,550 Series A Preference Shares	196,891
UOB JAIC Venture Bio Investments Ltd.	August 9, 2005	9,492,950 Ordinary Shares	Par Value
		3,691,700 Series A Preference Shares	73,834
Fidelity Greater China Ventures Fund L.P.	August 9, 2005	29,835,000 Ordinary Shares	Par Value
		11,602,500 Series A Preference Shares	232,050
TianDi Growth Capital L.P.	August 9, 2005	14,917,500 Ordinary Shares	Par Value
		5,801,250 Series A Preference Shares	116,025
UOB Hermes Asia Technology Fund	June 1, 2006	29,145,850 Series B Preference Shares	4,163,693

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)
UOB JAIC Venture Bio Investments Ltd.	June 1, 2006	15,654,150 Series B Preference Shares	2,236,307
UOB Venture Technology Investments Ltd.	June 1, 2006	14,000,000 Series B Preference Shares	2,000,000
Fidelity Greater China Ventures Fund L.P.	June 1, 2006	50,400,000 Series B Preference Shares	7,200,000
TianDi Growth Capital L.P.	June 1, 2006	25,200,000 Series B Preference Shares	3,600,000
Rexbury Limited	October 30, 2006	63,435,400 Ordinary Shares	Par Value
General Atlantic Partners (Bermuda), L.P.	February 9, 2007	30,057,850 Series C Preference Shares	26,372,471.46
GAP-W International, LLC	February 9, 2007	11,549,350 Series C Preference Shares	10,033,151.33
GapStar, LLC	February 9, 2007	692,950 Series C Preference Shares	601,979.52
GAP Coinvestments III, LLC	February 9, 2007	2,764,800 Series C Preference Shares	2,401,837.06
GAP Coinvestments IV, LLC	February 9, 2007	647,200 Series C Preference Shares	562,235.58
GAP Coinvestments CDA, L.P.	February 9, 2007	57,750 Series C Preference Shares	50,168.58
GAPCO GmbH & Co. KG	February 9, 2007	127,500 Series C Preference Shares	110,761.80
Fidelity Asia Ventures Fund L.P.	February 9, 2007	15,987,350 Series C Preference Shares	13,888,531.00
Fidelity Asia Principals Fund L.P.	February 9, 2007	596,200 Series C Preference Shares	517,931.00

We undertook a separate restructuring in anticipation of our initial public offering, involving a holding company we incorporated in the Cayman Islands on March 16, 2007. This holding company became our ultimate holding company upon completion of a one-for-one share exchange with the existing shareholders of WXPT BVI on June 15, 2007. The exchange was for all shares of equivalent classes that these shareholders previously held in WXPT BVI.

Item 8. Exhibits and financial statement schedules

(a) Exhibits

Number	Description
1.1	Form of Underwriting Agreement

3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant

3.2**	Second Amended and Restated Memorandum and Articles of Association of the Registrant

4.1**	Specimen American Depositary Receipt

4.2**	Specimen Certificate for Ordinary Shares

4.3**	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., and holders of the American Depositary Receipts

4.4**	Share Subscription Agreement among WuXi PharmaTech (BVI) Inc. and the parties named therein, dated January 26, 2007

4.5**	Note Purchase Agreement among WuXi PharmaTech (BVI) Inc. and the several note purchasers named therein, dated January 26, 2007

4.6**	Second Amended and Restated Joint Venture Agreement between WuXi PharmaTech (BVI) Inc. and the parties named therein, dated February 9, 2007

4.7**	Registration Rights Agreement among the Registrant and the several shareholders named therein dated June 4, 2007

4.8**	Share Exchange Agreement Relating to WuXi PharmaTech (BVI) Inc., dated June 4, 2007, by and among the Registrant and the Vendors named therein

5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

5.2	Opinion of Ziegler, Ziegler & Associates LLP regarding the validity of the American Depositary Shares and American Depositary Receipts(1)

8.1	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1**	2007 Employee Share Incentive Plan

10.2**	Form of Option Agreement

10.3**	Form of Indemnification Agreement between the Registrant and its directors

10.4**	Form of Employment Agreement between the WuXi PharmaTech (BVI) Inc. and founders: Dr. Ge Li, Xiaozhong Liu, Tao Lin and Zhaohui Zhang

10.5**	Form of Employment Agreement between the WuXi PharmaTech Co., Ltd. and its other executive officers

10.6**	Fulltime Equivalents Agreement for Services, dated October 1, 2006, by and between Merck & Co., Inc. and WXPT***

10.7**	Custom Synthesis Agreement, dated December 1, 2002, by and between Merck & Co., Inc. and WXPT***

Number	Description
10.8**	Agreement for Non-GMP Synthesis Services, dated as of March 4, 2003, by and between Pfizer Inc. and WXPT***

10.9**	Master Chemistry Service Agreement, dated December 1, 2005, by and between Pfizer Inc. and WXPT***

10.10**	Master Chemistry Service Agreement, dated January 2, 2006, by and between Pfizer Inc. and WXPT***

10.11**	Master Starting Material Manufacturing (China) Agreement, dated March 30, 2006, by and between Pfizer Inc. and WXPT***

10.12**	Service Contract, dated March 15, 2007, by and between Pfizer Inc. and WXPT***

10.13**	Contract Services Agreement, dated May 18, 2005, by and between Vertex Pharmaceutical Incorporated and WXPT***

21.1**	List of subsidiaries of the Registrant

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Ziegler, Ziegler & Associates LLP (included in Exhibit 5.2)(1)

23.4	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.5**	Consent of American Appraisal China Limited

23.6**	Consent of Kalorama Information

23.7**	Consent of Frost & Sullivan

23.8**	Consent of The Pharmaceutical Research and Manufacturers of America

23.9**	Consent of Eli Lilly and Company

23.10**	Consent of Merck & Co.

23.11**	Consent of Vitae Pharmaceuticals

23.12**	Consent of Pfizer Inc.

24.1**	Powers of Attorney (included in signature pages in Part II of this Registration Statement)

99.1**	Code of Business Conduct and Ethics of the Registrant

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-144850), which was filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.
**	Previously filed.
***	Confidential treatment has been requested with respect to certain portions of this exhibit. A complete copy of the agreement, including the redacted portions, has been filed separately with the Commission.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on August 7, 2007.

WuXi PharmaTech (Cayman) Inc.

By:	/s/ Ge Li
Name:	Ge Li
Title:	Chairman and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 7, 2007.

Signature	Capacity

/s/ Ge Li Name: Ge Li	Chairman and Chief Executive Officer

* Name: Xiaozhong Liu	Director, Executive Vice President

* Name: Tao Lin	Director, Vice President

* Name: Zhaohui Zhang	Director, Vice President

* Name: Kian-Wee Seah	Director

* Name: Sean Tong	Director

* Name: Cuong Viet Do	Director

* Name: Shawn Wang	Director

Benson Tsang Name: Benson Tsang	Chief Financial Officer and Principal Accounting Officer

*By:	/s/ Ge Li
Name:Ge Li
Title:Attorney-in-Fact

/s/ Benson Tsang
Name:Benson Tsang
Title:Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of WuXi PharmaTech (Cayman) Inc., has signed this registration statement or amendment thereto in New York, New York, on August 7, 2007.

Authorized Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement

3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant

3.2**	Second Amended and Restated Memorandum and Articles of Association of the Registrant

4.1**	Specimen American Depositary Receipt

4.2**	Specimen Certificate for Ordinary Shares

4.3**	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., and holders of the American Depositary Receipts

4.4**	Share Subscription Agreement among WuXi PharmaTech (BVI) Inc. and the parties named therein, dated January 26, 2007

4.5**	Note Purchase Agreement among WuXi PharmaTech (BVI) Inc. and the several note purchasers named therein, dated January 26, 2007
4.6**	Second Amended and Restated Joint Venture Agreement between WuXi PharmaTech (BVI) Inc. and the parties named therein, dated February 9, 2007

4.7**	Registration Rights Agreement among the Registrant and the several shareholders named therein dated June 4, 2007

4.8**	Share Exchange Agreement Relating to WuXi PharmaTech (BVI) Inc., dated June 4, 2007, by and among the Registrant and the Vendors named therein

5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

5.2	Opinion of Ziegler, Ziegler & Associates LLP regarding the validity of the American Depositary Shares and American Depositary Receipts(1)

8.1	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1**	2007 Employee Share Incentive Plan

10.2**	Form of Option Agreement

10.3**	Form of Indemnification Agreement between the Registrant and its directors

10.4**	Form of Employment Agreement between the WuXi PharmaTech (BVI) Inc. and founders: Dr. Ge Li, Xiaozhong Liu, Tao Lin and Zhaohui Zhang

10.5**	Form of Employment Agreement between the WuXi PharmaTech Co., Ltd. and its other executive officers

10.6**	Fulltime Equivalents Agreement for Services, dated October 1, 2006, by and between Merck & Co., Inc. and WXPT***

10.7**	Custom Synthesis Agreement, dated December 1, 2002, by and between Merck & Co., Inc. and WXPT***

10.8**	Agreement for Non-GMP Synthesis Services, dated as of March 4, 2003, by and between Pfizer Inc. and WXPT***

10.9**	Master Chemistry Service Agreement, dated December 1, 2005, by and between Pfizer Inc. and WXPT***

Number	Description
10.10**	Master Chemistry Service Agreement, dated January 2, 2006, by and between Pfizer Inc. and WXPT***

10.11**	Master Starting Material Manufacturing (China) Agreement, dated March 30, 2006, by and between Pfizer Inc. and WXPT***

10.12**	Service Contract, dated March 15, 2007, by and between Pfizer Inc. and WXPT***

10.13**	Contract Services Agreement, dated May 18, 2005, by and between Vertex Pharmaceutical Incorporated and WXPT***

21.1**	List of subsidiaries of the Registrant

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Ziegler, Ziegler & Associates LLP (included in Exhibit 5.2)(1)

23.4	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.5**	Consent of American Appraisal China Limited

23.6**	Consent of Kalorama Information

23.7**	Consent of Frost & Sullivan

23.8**	Consent of The Pharmaceutical Research and Manufacturers of America

23.9**	Consent of Eli Lilly and Company

23.10**	Consent of Merck & Co.

23.11**	Consent of Vitae Pharmaceuticals

23.12**	Consent of Pfizer Inc.

24.1**	Powers of Attorney

99.1**	Code of Business Conduct and Ethics of the Registrant

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-144850), which was filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.
**	Previously filed.
***	Confidentially treatment has been requested with respect to certain portions of this exhibit. A complete copy of the agreement, including the redacted portions, has been filed separately with the Commission.